                                                                     EXHIBIT 4.2
                              AMENDED AND RESTATED
                                 CODE OF BY-LAWS
                                       OF
                      WHITE ELECTRONIC DESIGNS CORPORATION


                                    ARTICLE 1
                  Identification, Records, Seal and Fiscal Year

         Section 1.01. Name. The name of the Corporation is White Electronic Designs Corporation ("Corporation").

         Section 1.02. Place of Keeping Corporate Books and Records. The Corporation shall keep at its principal office a copy of (a) its Articles of Incorporation and all amendments thereto currently in effect ("Articles"); (b) its Code of By-Laws and all amendments thereto currently in effect ("By-Laws");
(c) resolutions adopted by the Board of Directors ("Board") with respect to one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to these resolutions are outstanding; (d) minutes of all meetings of the Shareholders of the Corporation ("Shareholders") and records of all actions taken by the Shareholders without a meeting (collectively, "Shareholders Minutes") for the prior three years; (e) all written communications by the Corporation to the Shareholders including the financial statements furnished by the Corporation to the Shareholders for the prior three years; (f) a list of the names and business addresses of the current directors of the Corporation ("Directors") and the current officers of the Corporation ("Officers"); and (g) the most recent Annual Report of the Corporation as filed with the Secretary of State of Indiana. The Corporation shall also keep and maintain at its principal office, or at such other place or places within or without the State of Indiana as may be provided, from time to time, in these By-Laws, (a) minutes of all meetings of the Board and of each committee, and records of all actions taken by the Board and by each committee without a meeting; (b) Shareholders Minutes; (c) appropriate accounting records of the Corporation; and (d) a record of the Shareholders in a form that permits preparation of a list of the names and addresses of all the Shareholders, in alphabetical order by class of shares, stating the number and class of shares held by each Shareholder. All of the records of the Corporation described in this Section shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

         Section 1.03. Seal. The Board may designate the design and cause the Corporation to obtain and use a corporate seal, but the failure of the Board to designate a seal or the absence of the impression of the corporate seal from any document does not affect in any way the validity or effect of such document.

         Section 1.04. Fiscal Year. The fiscal year of the Corporation shall begin at 12:01 A.M. Phoenix time on the Sunday, following the Saturday closest to September 30 of each year and end at 12:00 midnight Phoenix time on Saturday closest to September 30 of the next succeeding calendar year.

                                    ARTICLE 2
                                     Shares

         Section 2.01. Certificates for Shares. Each holder of the shares of the Corporation shall be entitled to a certificate in such form as the Board may prescribe from time to time. However, unless the Articles provide otherwise, the Board may authorize the issue of some or all of the shares of any or all of the Corporation's classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the Shareholder a written statement of the information required on certificates by the Indiana Business Corporation Law, as amended from time to time ("Act"), and the information required by the Indiana Uniform Commercial Code, as in effect from time to time. A holder of such shares may request that a certificate be provided to him by giving notice to the Secretary of the Corporation. The certificate shall be provided in the form prescribed by the Board.

         Section 2.02. Transfer of Shares. The shares of the Corporation shall be transferable only on the books of the Corporation upon delivery to the Corporation of the certificate(s) representing the same or, in the case of shares without certificates, an instrument of assignment in respect of the shares being transferred, in form and substance satisfactory to the Corporation, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness or guaranteed by a bank or registered securities broker or dealer. The requirement for such witnessing may be waived in writing upon the form of endorsement by the President of the Corporation. Within a reasonable time after the transfer of shares without certificates, the Corporation shall send the Shareholder a written statement of the information required by Section 2.01 of these By-Laws.

         Section 2.03. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board, it is not imprudent to do so.

         Section 2.04. Issue and Consideration for Shares. The Board may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. If shares are issued for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the Shareholders the number of shares authorized to be so issued with or before the notice of the next Shareholders' meeting. However, as long as the Corporation is subject to the Securities Exchange Act of 1934, as amended ("Exchange Act"), these reporting requirements shall be satisfied by complying with the proxy disclosure provisions of the Exchange Act. The adequacy of the consideration is to be determined by the Board, and that determination is conclusive insofar as the adequacy of the shares relates to whether the shares are validly issued, fully paid, and nonassessable. Once the Corporation receives the consideration for which the Board authorized the issuance of the shares, the shares shall be fully paid and nonassessable.

         Section 2.05. Transfer Agents and Registrars. Whenever the Board shall so determine, the Corporation shall maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board where such shares shall be registered, and no certificate for shares of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. One person, firm or corporation may be authorized by the Board to be both the transfer agent and the registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

         Section 2.06. Fixing of Record Date to Determine Shareholders Entitled to Receive Corporate Benefits. The Board may fix a day and hour not exceeding fifty (50) days preceding the date fixed for payment of any dividend, or for the delivery of evidences of rights, or for the distribution of certificates for shares of stock upon a change of outstanding shares into a greater or lesser number of shares, as a record time for the determination of the shareholders entitled to receive any such dividend, rights or distribution.

                                    ARTICLE 3
                            Meetings of Shareholders

         Section 3.01. Place of Meetings. All meetings of Shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

         Section 3.02. Annual Meeting. The annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held on the first Friday of February of each year (if such day is a legal holiday, then on the first following day that is not a legal holiday) or on such other date within six months following the end of each of the Corporation's fiscal years as the Board shall determine. Failure to hold the Annual Meeting at the designated time does not affect the validity of any corporate action.

         Section 3.03. Special Meetings. Special meetings, for any purpose or purposes (unless otherwise prescribed by law), may be called by the Board, the Chairman of the Board or the President, and shall be called by the Chairman of the Board, the President or any Vice-President at the request in writing of a majority of the Board. All requests for special meetings shall state the purpose or purposes thereof, and the business transacted at such meeting shall be confined to the purposes stated in the call and matters germane thereto.

         Section 3.04. Record Date. The Board may fix a record date, not exceeding seventy (70) days prior to the date of any meeting of the Shareholders, for the purpose of determining the Shareholders entitled to notice of and to vote at such meeting. In the absence of action by the Board fixing a record date as herein provided, the record date shall be the fourteenth (14th) day prior to the date of the meeting. A new record date must be fixed if a meeting of Shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting.

         Section 3.05. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and, in the case of a special meeting or when otherwise required by any provision of the Act, the Articles or these By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the persons calling the meeting to each Shareholder at the time entitled to vote, at such address as appears on the records of the Corporation, at least ten (10) and not more than sixty (60) days before the date of the meeting. Each Shareholder who has in the manner provided in Section 3.06 of these By-Laws notice of a Shareholders' meeting, or who personally attends a Shareholders' meeting, or is represented thereat by a proxy duly authorized to appear by an instrument of proxy complying with the requirements hereinafter set forth, shall be conclusively presumed to have been given due notice of such meeting unless such Shareholder or proxy at the beginning of the meeting objects to the holding of, or the transaction of business at, the meeting.

         Section 3.06. Waiver of Notice. Notice of any annual or special meeting may be waived in writing by any Shareholder, before or after the date and time of the meeting specified in the notice thereof, by a written waiver delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Shareholder's attendance at any meeting in person or by proxy shall constitute a waiver of (a) notice of such meeting, unless the Shareholder at the beginning of the meeting objects to the holding of or the transaction of business at the meeting, and (b) consideration at such meeting of any business that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

         Section 3.07. Proxies. A Shareholder entitled to vote at any meeting may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact of such Shareholder. For purposes of this Section, a proxy granted by telegram, telex, telecopy of other document transmitted electronically for or by a Shareholder shall be deemed "executed in writing by the Shareholder." The general proxy of a fiduciary shall be given the same effect as the general proxy of any other Shareholder. No proxy shall be valid after eleven months from the date of its execution unless a longer or shorter time is expressly provided therein. An appointment of a proxy is revocable by a Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         Section 3.08. Voting. No shares shall be voted at any meeting: (1) upon which any installment is due and unpaid; (2) which, in the absence of determination of a record date in accordance with the provisions of Section 3.04, have been transferred on the books of the Corporation within ten (10) days preceding the date of such meeting; or (3) which belong to the Corporation. Shares standing in the name of a corporation (other than in the name of this Corporation) may be voted by such officer, agent, or proxy as the Board of Directors of such corporation may appoint or as the by-laws of such corporation may prescribe. Shares held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order appointing such fiduciaries may direct. In the absence of such direction or the inability of the fiduciaries to act in accordance therewith, the following provisions shall apply: (1) where shares are held jointly by three or more fiduciaries, such shares shall be voted in accordance with the will of the majority; (2) where the fiduciaries or a majority of them cannot agree, or where they are equally divided upon the question of voting such shares, such shares shall be voted in accordance with the direction made by any court of general equity jurisdiction upon petition for such purpose filed by any of such fiduciaries or by any party in interest. Shares that are pledged may, unless otherwise provided in the agreement of pledge and notice to that effect served upon the Corporation, be voted by the shareholder pledging the same until such shares shall have been transferred to the pledgee on the books of the Corporation, and thereafter they may be voted by the pledgee.

         Section 3.09. Quorum. At any meeting of Shareholders, the holders of a majority of the outstanding shares which may be voted on the business to be transacted at such meeting, represented thereat in person or by proxy, shall constitute a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action. For elections of directors, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In case a quorum shall not be present at any meeting, the holders of record of a majority of such shares so present in person or by proxy may adjourn the meeting from time to time, without notice, other than announcement at the meeting, unless the date of the adjourned meeting requires that the Board fix a new record date therefore, in which case notice of the adjourned meeting shall be given. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

         Section 3.10. Shareholder List. The Secretary shall prepare before each meeting of Shareholders a complete list of the Shareholders entitled to notice of such meeting, arranged in alphabetical order by class of shares (and each series within a class), and showing the address of, and the number of shares entitled to vote held by, each Shareholder ("Shareholder List"). Beginning five business days before the meeting and continuing throughout the meeting, the Shareholder List shall be on file at the principal office or at a place identified in the meeting notice as the city where the meeting will be held, and shall be available for inspection by any Shareholder entitled to vote at the meeting. On written demand, made in good faith and for a proper purpose and describing with reasonable particularity with the Shareholder's purpose, a Shareholder (or such Shareholder's agent or attorney authorized in writing) shall be entitled to inspect and to copy the Shareholder List, during regular business hours and at the Shareholder's expense, during the period the Shareholder List is available for inspection. The original stock register or transfer book or a duplicate thereof kept at the principal office of the Corporation, shall be the only evidence as to who are the Shareholders entitled to examine the Shareholder List, or to notice of or to vote at any meeting.

         Section 3.11. Meeting by Telephone, etc. Any or all of the Shareholders may participate in a meeting by or through the use of any means of communication by which all Shareholders participating may simultaneously hear each other during the meeting. A Shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 3.12. Inspectors. The Board, the Chairman of the Board or the President, in advance of any meeting of shareholders, may appoint one or more inspectors to act at such meeting or any adjournment thereof. If one or more inspectors of election are not so appointed, the officer or person acting as chairman of any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment. In case any person appointed as inspector shall fail to appear or to act, the vacancy may be filled by appointment made by the Board, the Chairman of the Board or the President in advance of the meeting, or at the meeting by the officer or person acting as chairman. The inspector or inspectors of election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, assents, or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, determine and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. No inspector however appointed need be a Shareholder. In the event one or more inspectors are not appointed in such manner as set forth above, the Secretary of the Corporation shall perform the duties of the inspectors.

                                    ARTICLE 4
                               Board of Directors

         Section 4.01. Duties and Number. The property and business of the Corporation shall be managed under the direction of its Board. The number of Directors which shall constitute the whole Board of Directors of the Corporation and shall be no less than four nor greater than ten. The number within that range shall be fixed from time to time by the Board of Directors.

         Section 4.02. Election, Term of Office and Qualification. Directors shall be elected at each annual meeting by the Shareholders entitled by the Articles to elect Directors. Directors shall be elected for a term of one year and shall hold office until their respective successors are elected and qualified. Directors need not be residents of the State of Indiana or Shareholders of the Corporation. No decrease in the number of Directors at any time provided by these By-Laws shall have the effect of shortening the term of any incumbent Director.

         Section 4.03. Powers of Directors. The Board shall exercise all of the powers of the Corporation, subject to the restrictions imposed by law, the Articles, or these By-Laws.

         Section 4.04. Annual Meeting. Unless otherwise determined by the Board, the Chairman of the Board or the President, the Board shall meet each year immediately after the annual meeting of the Shareholders, at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of Officers, and consideration of any other business that may properly be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of Officers may be held at any subsequent duly constituted meeting of the Board.

         Section 4.05. Regular Board Meetings. Regular meetings of the Board may be held at stated times or from time to time, and at such place, either within or without the State of Indiana, as the Board may determine, without call and without notice.

         Section 4.06. Special Board Meetings. Special meetings of the Board may be called at any time or from time to time, and shall be called on the written request of at least two Directors, the Chairman of the Board, or the President, by causing the Secretary or any Assistant Secretary to give to each Director, either personally or by mail, telephone, telegraph, teletype or other form of wire or wireless communication at least two days' notice of the date, time and place of such meeting. Special meetings shall be held at the principal office of the Corporation or at such other place, within or without the State of Indiana, as shall be specified in the respective notices or waivers of notice thereof. A Director may waive notice of any special meeting of the Board before or after the date and time stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records. A Director's attendance at or participation in a special meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         Section 4.07. Meeting by Telephone, etc. Any or all of the members of the Board or of any committee designated by the Board may participate in a meeting of the Board or the committee, or conduct a meeting through the use of, any means of communication by which all persons participating may simultaneously hear each other during the meeting, and participation in a meeting using these means constitutes presence in person at the meeting.

         Section 4.08. Quorum. At all meetings of the Board, the presence of a majority of the number of Directors designated for the full Board shall be necessary to constitute a quorum for the transaction of any business, except (a) that for the purpose of filling of vacancies on the Board, a majority of Directors then in office shall constitute a quorum, and (b) that a lesser number may adjourn the meeting from time to time until a quorum is present. The affirmative vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles or these By-Laws.

         Section 4.09. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if the action is taken by all members of the Board or of such committee. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each member of the Board or of the committee, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last member of the Board or of the committee signs a written consent, unless the consent specifies a different prior or subsequent effective date.

         Section 4.10. Resignations. Any Director may resign at any time by delivering written notice to the Board, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If the resignation specifies a later effective date, the Board may fill the pending vacancy before the effective date, but the new Director may not take office until the vacancy occurs.

         Section 4.11. Removal. Any Director may be removed, with or without cause, at any meeting of the Shareholders by the affirmative vote of a majority in number of shares of the

Shareholders of record present in person or by proxy and entitled to vote for the election of Directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall so provide, the vacancy caused by such removal may be filled at such meeting by vote of the holders of a majority of the outstanding shares present and entitled to vote for the election of Directors.

         Section 4.12. Vacancies. Any vacancy occurring in the Board, including a vacancy resulting from an increase in the number of Directors, may be filled by the Board or, if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. Each Director so chosen shall hold office until the expiration of the term of the Director, if any, whom he has been chosen to succeed, or, if none, until the expiration of the term designated by the Board for the directorship to which he has been elected, or until his earlier removal, resignation, death, or other incapacity.

         Section 4.13. Compensation of Directors. The Board is empowered and authorized to fix and determine the compensation of Directors for attendance at meetings of the Board and additional compensation for such additional services any of such Directors may perform for the Corporation.

         Section 4.14. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and (a) any Director, or (b) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity ("Legal Entity") (1) in which any Director has a material financial interest or is a general partner, or
(2) of which any Director is a director, officer or trustee (collectively, a "Conflict Transaction"), shall be valid for all purposes, if the material facts of the Conflict Transaction and the Director's interest were disclosed or known to the Board, a committee with authority to act thereon, or the Shareholders entitled to vote thereon, and the Board, such committee, or such Shareholders authorized, approved, or ratified the Conflict Transaction. A Conflict Transaction is authorized, approved or ratified: (a) By the Board or such committee, if it receives the affirmative vote of a majority of the Directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board or such committee or a majority of the Directors present at the meeting, and notwithstanding the presence or vote of any Director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single Director; or (b) By such Shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which vote shares owned or voted under the control of any Director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted. This Section shall not be construed to require authorization, ratification or approval by the Shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.

                                    ARTICLE 5
                      Committees of the Board of Directors

         Section 5.01. Committees. The Board may create one or more committees and appoint members of the Board to serve on them. Each committee may have one or more members, who shall serve at the pleasure of the Board. The creation of a committee and appointment of members to it must be approved by the greater of: (a) a majority of all the Directors in office when the action is taken; or (b) the number of Directors required by the Articles or these By-Laws to take action under the Act.

         Section 5.02. Powers of Committees. To the extent specified by the Board, each committee may exercise the authority of the Board. No committee may, however, (a) authorize distributions, except a committee (or an executive officer of the Corporation designated by the Board) may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board; (b) approve or propose to Shareholders action that the Act requires to be approved by Shareholders; (c) fill vacancies on the Board or on any of its committees; (d) except to the extent permitted by Subsection (g) of this Section 5.02, amend the Articles; (e) adopt, amend, or repeal these By-Laws; (f) approve a plan of merger not requiring Shareholder approval; or (g) authorize or approve the issuance or sale or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board may authorize a committee (or an executive officer designated by the Board) to take the action described in this Subsection (g) within limits prescribed by the Board.

         Section 5.03. Meetings; Procedure; Quorum. Sections 4.05 through 4.09 of these By-Laws dealing with meetings, action without a meeting, notice and waiver of notice, and quorum and voting requirements of the Board shall apply to the committees and their members as well.

                                    ARTICLE 6
                                    Officers

         Section 6.01. Number. The Officers of the Corporation shall consist of the Chairman of the Board, the President, one or more Vice-Presidents (if any), the Secretary, the Treasurer, and such other officers as may be chosen by the Board at such time and in such manner and for such terms as the Board may prescribe. Any two or more offices may be held by the same person.

         Section 6.02. Election and Term of Office. The Officers shall be chosen by the Board. Each Officer shall hold office until his successor is chosen and qualified, until his death, until he shall have resigned, or shall have been removed pursuant to Section 6.04 of these By-Laws.

         Section 6.03. Resignations. Any Officer may resign at any time by delivering written notice to the Board, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

         Section 6.04. Removal. Any Officer may be removed either with or without cause, at any time, by the vote of a majority of the actual number of Directors elected and qualified from time to time.

         Section 6.05. Vacancies. Whenever any vacancy shall occur in any office, the same shall be filled by the Board and the Officer so chosen shall hold office during the remainder of the term for which his predecessor was chosen or as otherwise provided herein.

         Section 6.06. Chairman of the Board. The Chairman of the Board shall preside at all meetings of Shareholders and Directors, discharge all the duties which devolve upon a presiding officer, and shall exercise and perform such other powers and duties as these By-Laws or the Board may prescribe.

         Section 6.07. President. The President shall be the Chief Executive Officer of the Corporation and shall manage and supervise all the affairs and personnel of the Corporation and shall discharge all the usual functions of the chief executive officer of a corporation. The President shall have full authority to execute proxies in behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Act, the Articles and these By-Laws.

         Section 6.08. Vice-Presidents. The Vice-Presidents, in the order designated by the President or the Board, shall exercise and perform all powers of, and perform duties incumbent upon, the President during his absence or disability and shall exercise and perform such other powers and duties as these By-Laws, the Board or the President may prescribe.

         Section 6.09. Secretary. The Secretary shall attend all meetings of the Shareholders and of the Board, and shall keep or cause to be kept in a book provided for the purpose a true and complete record of the proceedings of such meetings, and shall perform a like duty, when required, for all committees created by the Board. He shall authenticate the records of the Corporation when necessary and shall exercise and perform such other powers and duties as these By-laws, the Board, or the President may prescribe. He shall give all notices of the Corporation and, in case of his absence, negligence, or refusal so to do, any notice may be given by a person so directed by the President or by the requisite number of Directors upon whose request the meeting is called as provided by these By-Laws.

         Section 6.10. Treasurer. The Treasurer shall keep correct and complete records of account, showing at all times the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables that may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board or one or more executive officers designated by the Board, and shall keep such bank account in the name of the Corporation. He shall furnish at meetings of the Board, or whenever requested thereby, a statement of the financial condition of the Corporation, and shall exercise and perform such other powers and duties as these By-laws, the Board, or the President may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board.

         Section 6.11. Assistant Officers. The Board or the President may from time to time appoint assistant Officers who shall serve at the pleasure of the appointing authority and who shall exercise and perform such powers and duties as the Officers whom they are elected to assist shall specify and delegate to them, and such other powers and duties as these By-Laws, the

Board, or the President may prescribe. An Assistant Secretary may, in the absence or disability of the Secretary, attest the execution of all documents by the Corporation.

         Section 6.12. Delegation of Authority. In case of the absence of any Officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such Officer to any other Officer or to any Director, for the time being.

                                    ARTICLE 7
   Negotiable Instruments, Deeds, Contracts, Stock and Limitation of Liability

         Section 7.01. Execution of Negotiable Instruments. All checks, drafts, bills of exchange and orders for the payment of money by the Corporation shall, unless otherwise directed by the Board, or unless otherwise required by law, be signed by any two of the following Officers: the President, any Vice-President, the Secretary or the Treasurer. The Board may, however, authorize any one or more of such Officers to sign checks, drafts, bills of exchange and orders for the payment of money by the Corporation singly and without necessity of countersignature; and the Board may designate any other employee or employees of the Corporation, who may, in the name of the Corporation, execute checks, drafts, bills of exchange and orders for the payment of money by the Corporation or in its behalf.

         Section 7.02. Execution of Deeds, Contracts, Etc. All deeds, notes, bonds and mortgages made by the Corporation and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party shall be executed in its name by the President, a Vice-President or by any other Officer so authorized by the Board. When necessary or required, the Secretary shall attest the execution thereof.

         Section 7.03. Ordinary Contracts and Agreements. All written contracts and agreements into which the Corporation enters in the ordinary course of business operations shall be executed by any Officer or by any other employee of the Corporation designated by the President to execute such contracts and agreements.

         Section 7.04. Endorsement of Certificates for Shares. Unless otherwise directed by the Board, any share or shares issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or a Vice-President. When necessary or required, the Secretary shall attest such endorsement.

         Section 7.05. Voting of Shares Owned by Corporation. Unless otherwise directed by the Board, any share or shares issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the President of the Corporation, or in his absence by a Vice-President of the Corporation. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a shareholder's consent in respect to any share or shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or a Vice-President of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by such other corporation and owned by the Corporation in the same manner as such share or shares might be voted by the Corporation.

         Section 7.06. Limitation of Liability. The following provisions apply with respect to liability on the part of a Director, a member of any committee or of another committee appointed by the Board (an "Appointed Committee"), Officer, employee or agent of the Corporation (collectively, "Corporate Persons," and individually, a "Corporate Person") for any loss or damage suffered on account of any action taken or omitted to be taken by a Corporate
Person:

                  (a) General Limitation. No Corporate Person shall be liable for any loss or damage if, in taking or omitting to take any action causing such loss or damage, either (1) such Corporate Person acted (A) in good faith, (B) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (C) in a manner such Corporate Person reasonably believed was in the best interests of the Corporation, or (2) such Corporate Person's breach of or failure to act in accordance with the standards of conduct set forth in Clause (a)(1) above ("Standards of Conduct") did not constitute willful misconduct or recklessness.

                  (b) Reliance on Corporate Records and Other Information. Any Corporate Person shall be fully protected, and shall be deemed to have complied with the Standards of Conduct, in relying in good faith, with respect to any information contained therein, upon (1) the Corporation's records, or (2) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (A) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (B) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person's professional or expert competence, (C) a committee or an Appointed Committee, of which such Corporate Person is not a member, if such Corporate Person reasonably believes such committee or Appointed Committee merits confidence, or (D) the Board, if such Corporate Person is not a Director and reasonably believes that the Board merits confidence.

                                    ARTICLE 8
                                   Amendments

         Section 8.01. Amendment of By-Laws. The power to make, alter, amend or repeal these By-Laws is vested in the Board, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Directors at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of these By-Laws.